Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-1) of Cbeyond, Inc. and Subsidiaries for the registration of 794,679 shares of its common stock, of our report dated March 27, 2006, with respect to the consolidated financial statements of Cbeyond, Inc. and Subsidiaries included in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-137445) and related Prospectus of Cbeyond, Inc. and Subsidiaries for the registration of its common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

October 2, 2006